UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): April 8, 2008

                                  BLUEFLY, INC.
                                  -------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                      001-14498               13-3612110
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(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
        Incorporation)                                    Identification Number)

                  42 West 39th Street, New York, New York 10018
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               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 944-8000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Warrants

        On April 8, 2008, Bluefly, Inc. (the "Company") amended and restated certain warrants (the "Warrants") that were issued to affiliates of Soros Fund Management LLC and private funds associated with Maverick Capital, Ltd. in March 2008. The Warrants were amended and restated, with effect as of the date of issuance, to give effect to the 1-for-10 reverse stock split of Common Stock effective as of April 3, 2008 and to fix the exercise price of the warrants so as to equal the split-adjusted closing price of the Common Stock on March 25, 2008, the day immediately preceding the issuance of the warrants.

Amended and Restated Matson Employment Agreement

        On April 10, 2008, the Company entered into an amended and restated employment agreement (the "Matson Agreement") with Brad Matson providing for his continued service as Chief Marketing Officer of the Company. The Matson Agreement amends and restates the earlier employment agreement between the Company and Mr. Matson, which was set to expire in September 2008. The Matson Agreement has a term ending on March 31, 2011.

        Pursuant to the Matson Agreement, Mr. Matson is entitled to an annual base salary of $350,000, subject to increases in the sole discretion of the Compensation Committee of the Board (the "Compensation Committee"). Mr. Matson is eligible to receive an annual performance bonus in an amount determined by the Compensation Committee in its sole discretion. In the event that, prior to December 31, 2008, Mr. Matson opts to terminate his employment by providing the Company with 30 days' written notice and an effective termination date occurring after December 31, 2008, he shall receive a bonus of $116,555 as part of the first regularly scheduled payroll of 2009 in lieu of any other bonuses that would have been paid for the 2008 year. In the event that Matson does not so terminate his employment he will be eligible to receive a bonus for the 2008 year as determined by the Compensation Committee. In addition, for the months from May 2008 through December 2008, the Company will pay up to $9,500 per month for appropriate monthly temporary housing, and will pay Matson a monthly "gross-up" bonus to compensate for any taxes due on such housing allowance. During the term of the Matson Agreement, Mr. Matson shall be eligible to participate in all medical and other employee benefit plans of the Company on the same terms and conditions as those offered to other senior executive officers of the Company.

        Pursuant to the Matson Agreement, if Mr. Matson's employment is terminated without Cause (as defined in the Matson Agreement) or as a result of a Constructive Termination (as defined in the Matson Agreement), he would be entitled to receive his base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as his then-current base salary for 180 days from the date of termination (the "Severance Period"). Mr. Matson is subject to certain covenants under the Matson Agreement, including a non-competition and non-solicitation covenant covering the term of his employment and an additional period of two (2) years thereafter.

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

        The foregoing description is qualified in its entirety by reference to the Matson Agreement which is attached as Exhibit 10.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

10.1 Amended and Restated Employment Agreement, by and between the Company and Bradford Matson, dated April 10, 2008.

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

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 11, 2008

                                           BLUEFLY, INC.

                                           By: /s/ Kara B. Jenny
                                               ---------------------------------
                                           Name: Kara B. Jenny
                                           Title: Chief Financial Officer

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

                                INDEX TO EXHIBITS

Exhibit No.
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10.1  Amended and Restated Employment Agreement, by and between the Company and
Bradford Matson, dated April 10, 2008.

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